Exhibit 10.1

$150,000,000

COLUMBUS MCKINNON CORPORATION

7.875% Senior Subordinated Notes due 2019

PURCHASE AGREEMENT

January 13, 2011

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC,
As Representatives of the Several Purchasers (the “Representatives”),
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory. Columbus Mckinnon Corporation, a New York corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$150,000,000 principal amount of its Senior Subordinated Notes due 2019 (“Offered Securities”) to be issued under an indenture, dated as of January 25, 2011 and as supplemented through the Closing Date (the “Indenture”), among the Company, the Guarantors (as defined below) and  U.S. Bank National Association, as Trustee. The Offered Securities will be unconditionally guaranteed (each, a “Guarantee”) as to the payment of principal and interest on a senior subordinated basis by the entities listed on Schedule B hereto (the “Guarantors”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, each Guarantor and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and each Guarantor agrees to file a registration statement with the Commission registering the resale of the Offered Securities and the related Guarantees under the Securities Act.

The Company and each Guarantor hereby agree with the several Purchasers as follows:

2.  Representations and Warranties of the Company and the Guarantors.  The Company and each Guarantor represents and warrants to, and agrees with, the several Purchasers that:

(a)  Offering Circulars; Certain Defined Terms.  The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 9:00 a.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated January 10, 2011,  relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)  Disclosure.  As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package and the Final Offering Circular, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all reports for subsequent dates or periods (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)  Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in such other jurisdictions would not, individually or in the aggregate, have a material adverse effect on the condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)  Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent any failure to be so qualified in such other jurisdictions would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except for the liens or pledges of the capital stock of certain subsidiaries of the Company in favor of the lenders securing obligations in respect of the Fourth Amended and Restated Credit Agreement, dated as of December 31, 2009, as amended as of August 20, 2010 and December 16, 2010, by and among the Company, certain of its Subsidiaries, Bank of America, N.A. as administrative agent, swing line lender and l/c issuer and the other lenders party thereto, RBS Citizens, National Association, as documentation agent, and Banc of America Securities LLC and J.P. Morgan Securities LLC (formerly J.P. Morgan Securities Inc.), as joint lead arrangers and joint book managers (the “Credit Agreement”).

(e)  Corporate Structure.  The entities listed on Schedule E hereto are the only subsidiaries, direct or indirect, of the Company.

(f)  Indenture; Offered Securities; Security Interests.  The Indenture has been duly authorized by the Company and each of the Guarantors; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(f)  Trust Indenture Act.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(g)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

(h)  Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and the Guarantors; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)  Exchange Securities.  On the Closing Date, the Exchange Securities, including the Guarantee of each Guarantor endorsed thereon, will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)  Guarantee.  The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Final Offering Circular.  When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)  No Registration Rights.  There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registration Statement.

(l)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors except for (i) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and (ii) consents, approvals or filings under state or foreign securities laws.

(m)  Title to Property.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(n)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties other than, in the case of this clause (ii), any such breach, violation or default that would not individually or in the aggregate have a Material Adverse Effect, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the case of this clause (iii), for any breach or violation of any such agreement or instrument that individually or in the aggregate would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(q)  Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)  Absence of Labor Dispute.  Except as set forth in the General Disclosure Package and the Final Offering Circular, no labor dispute with the employees of the Company or any of its respective subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(s)  Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)  Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, neither the Company nor its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Circular under the heading “Certain Material U.S. Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)  Absence of Manipulation.  Neither the Company nor any of its affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.

(w)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Preliminary Offering Circular, a Final Offering Circular, or any Issuer Free Writing Communication are based on or derived from sources that the Company believes to be reliable and accurate.

(x)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company and the Guarantors maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or, upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y)  Litigation.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantees; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(z)  Financial Statements.  The financial statements included in the General Disclosure Package and the Final Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package and the Final Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(aa)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantors and their respective subsidiaries.

(bb)  Investment Company Act.  Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will be an “investment company” as defined in the Investment Company Act.

(cc)  Regulations T, U, X.  Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd)  Ratings.  No nationally recognized statistical rating organization (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ee)  PFIC Status.  Neither the Company nor any Guarantor was a “passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended and for its most recently completed taxable year and, based on the Company’s and such Guarantors’ current and projected income, assets and activities, neither the Company nor any Guarantor expects to be classified as a PFIC for any subsequent taxable year.

(ff)  Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(gg)  No Registration.  Assuming (i) the accuracy of the representations and warranties of the Purchasers contained herein and (ii) the accuracy of the representations and warranties made in accordance with the provisions of this Agreement and the Preliminary Offering Circular and the Final Offering Circular by the purchasers to whom the Purchasers initially resell Offered Securities, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(hh)  No General Solicitation; No Directed Selling Efforts.  Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ii)  Reporting Status.  The Company is subject to Section 13 or 15(d) of the Exchange Act.

(jj)  No Substantial U.S. Market Interest.  There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Company’s debt securities.

(kk)  Anti-Bribery and Anti-Money Laundering.  Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, that it has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ll)  Payment of Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Offering Circular.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a price of 96.945% of the aggregate principal amount thereof plus accrued interest from January 25, 2011 to the Closing Date, the respective principal amount of the Offered Securities set forth opposite such Purchaser’s name in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular.  Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Latham & Watkins LLP at 10:00 A.M., (New York time), on January 25, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.  (a)  Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i)            to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)           to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)           in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f)  Each of the Purchasers severally represents and agrees that

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 (the “FSMA”) does not apply to the Company or the Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.  Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)  Amendments and Supplements to Offering Circulars.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with law, the Company promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission or so the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material complies with law. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)  Furnishing of Offering Circulars.  The Company will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request.  At any time when the Company is not subject to Section 13 or 15(d), the Company will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

(d)  Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e)  Transfer Restrictions.  During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)  No Resales by Affiliates.  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)  Investment Company.  During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)  Payment of Expenses.  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities with DTC and delivery of the Offered Securities thereto and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (excluding fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.  The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.

(i)  Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Circular and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j)  Absence of Manipulation.  In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k)  Restriction on Sale of Securities.  For a period of 180 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.  Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6.  Free Writing Communications.  (a) Issuer Free Writing Communications.  The Company represents and agrees that, unless it obtains the prior consent of the Represenatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)  Term Sheets.  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company or (iii) is not an Issuer Free Writing Communication, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i), (ii) or (iii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7.  Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein on the date hereof and the Closing Date (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter.  The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)  No Material Adverse Change.  Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)  Opinion of Counsel for Company.  The Purchasers shall have received an opinion, dated the Closing Date, of Hodgson Russ LLP, counsel for the Company, that:

(i) Trust Indenture Act.  The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(ii)  Exchange Securities.  The Exchange Securities have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) Indenture.  The Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered, conform to the information in the General Disclosure Package and conform to the description thereof contained in the Final Offering Circular; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(iv) Guarantees.  The Guarantee to be endorsed on the Offered Securities by each Guarantor conforms to the description thereof contained in the Final Offering Circular.  When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantee to be endorsed on the Exchange Securities by each Guarantor, when issued, will conform to the description thereof contained in the Final Offering Circular.  When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v)  No Registration Rights.  To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities and Guarantees registered pursuant to any Registered Statement.

(vi)  Authorization of Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Registration Rights Agreement.

(vii) Investment Company.  Neither the Company nor the Guarantors are and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, neither the Company nor the Guarantors will be an “investment company” as defined in the Investment Company Act.

(viii) Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, except such as may be required under state securities laws except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement.

(ix)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, any indentures to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(x)  Disclosure.  Such counsel have no reason to believe that the Final Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; such counsel have no reason to believe that the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact necessary to make the statements therein not misleading; the statements in the Final Offering Circular and the Exchange Act Reports of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the General Disclosure Package, the Final Offering Circular and the Exchange Act Reports.

(xi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xii) No Registration.  Assuming the accuracy of the representations and warranties of the Purchasers contained herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(d)  Opinion of Counsel for Purchasers.  The Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Latham & Watkins LLP may rely as to the incorporation of the Company and all other matters governed by New York law upon the opinion of Hodgson Russ LLP referred to above.

(e) Officers’ Certificate.  The Purchasers shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Final Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Circular or as described in such certificate.

(f) The Purchasers shall have received an opinion, dated the Closing Date, of Mary C. O’Connor, Associate General Counsel of the Company, that:

(i) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in such other jurisdictions would result in a Material Adverse Effect.

(ii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(iii) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its respective subsidiaries is in violation of its charter or by-laws and, to the best of such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

(iv) Litigation.  There are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of their its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated.

(v)  Title to Property.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(vi) Exchange Securities.  The Exchange Securities have been duly authorized by the Guarantors.

(vii)  Indenture. The Indenture has been duly authorized, executed and delivered by the Guarantors.

(viii)  Guarantees.  The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor and has been duly executed and delivered by each such Guarantor; the Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor, and, when issued, will have been duly executed and delivered by each such Guarantor.

(ix)  No Registration Rights.  To the knowledge of such counsel, there are no contracts, agreements or understandings between any Guarantor and any person granting such person the right to require such Guarantor to file a registration statement under the Securities Act with respect to any securities of such Guarantor or to require such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registered Statement.

(x) Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, executed and delivered by each Guarantor.

(xi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each Guarantor.

(xii)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and the Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.

(f) The Purchasers shall have received an opinion, dated the Closing Date, of Phillips Lytle LLP, special counsel for the Company, that:

(i) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and the Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material debt agreement (other than the indentures referred to in Section 7(c)(ix)) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.

Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Latham & Watkins LLP, copies of which are held by the Company and the Representatives, with such changes as the Representatives may approve.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Purchasers.  The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such  Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company.  Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors and each of their respective officers and the Guarantors and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs three, six, nine and twelve; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation).  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Purchasers from the Company under this Agreement exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at 140 John James Audubon Parkway, Amherst, New York, 14228-1197, Attention: Chief Executive Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.  Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives have advised or is advising the Company or the Guarantors on other matters;

(b)  Arm’s-Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

Columbus Mckinnon Corporation

By:
Name:
Title:

Crane Equipment & Service, Inc.

By:
Name:
Title:

Yale Industrial Products, Inc.

By:
Name:
Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Acting on behalf of themselves
and as the Representatives of
the several Purchasers

SCHEDULE A

Manager	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$92,812,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	29,062,500
J.P. Morgan Securities LLC	21,796,875
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	2,109,375
PNC Capital Markets LLC	2,109,375
RBS Securities Inc.	2,109,375

Total	$150,000,000

SCHEDULE B

Guarantors

•	Yale Industrial Products, Inc.

•	Crane Equipment & Service, Inc.

SCHEDULE C

Issuer Free Writing Communications (included in the General Disclosure Package)

1.  Final term sheet, dated January 13, 2011, a copy of which is attached hereto as Exhibit C-

Exhibit C-1

Pricing Term Sheet

(See attached)

COLUMBUS MCKINNON CORPORATION

$150,000,000 SENIOR SUBORDINATED NOTES DUE 2019

Pricing Term Sheet

Issuer:	Columbus McKinnon Corporation
Security Description:	Senior Subordinated Notes
Face:	$150,000,000
Maturity:	February 1, 2019
Coupon:	7.875%
Offering Price:	98.545%
Yield to Maturity:	8.125%
Spread to Treasury:	515 bps
Benchmark:	2.750% UST due February 15, 2019
Interest Payment Dates:	February 1 and August 1
Commencing:	August 1, 2011
Equity Clawback:	Redeemable until February 1, 2014 at 107.875% for up to 35%
Optional Redemption:	Callable on or after the following dates, and at the following prices:
	Date	Price
	February 1, 2015	103.938%
	February 1, 2016	101.969%
	February 1, 2017	100.000%
Make-Whole:	Callable prior to first call date at make-whole call of T+50 bps
Trade Date:	January 13, 2011
Settlement Date:	January 25, 2011
CUSIP:	199333 AH8 / U20966 AD6
ISIN:	US199333AH82 / USU20966AD65
Minimum Allocations:	$2,000
Increments:	$1,000
Ratings:	B1 / B+ (1)
Book Runners:	Credit Suisse Securities (USA) LLC Merrill, Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC
Co-Managers:	BB&T Capital Markets, a division of Scott & Stringfellow, LLC PNC Capital Markets LLC RBS Securities Inc.

(1) These securities ratings have been provided by Moody’s and S&P.  Neither of these ratings is a recommendation to buy, sell or hold these securities.  Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

We expect that delivery of the notes will be made against payment therefor on or about the 7th business day following the date of pricing of the notes (this settlement cycle being referred to as “T+7”).  Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes on the date of pricing or the next business day will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of notes who wish to trade notes on the date of pricing or the next business day should consult their own advisor.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security.  No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions.  This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934.  A formal confirmation will be delivered to you separately.  This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”) and to persons in offshore transactions in reliance on Regulation S under the Act.  The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

SCHEDULE D

The Representatives shall have received letters, dated, respectively, the date hereof, of                           confirming that                            is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Preliminary and Final Offering Circular and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) with respect to the periods covered by the unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and the supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the shareholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Preliminary and Final Offering Circular and the Exchange Act Reports; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

(B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in shareholders’ equity or the consolidated capital stock of the Company its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package for such entities to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, or net operating income, or in the total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package disclose have occurred or may occur;

(iii)  With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in shareholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net operating income, or in the total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package disclose have occurred or may occur; and

(iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Preliminary Offering Circular, each other document comprising any part of the General Disclosure Package, the Final Offering Circular and each item of Supplemental Marketing Material (other than any Supplemental Marketing Material that is an electronic road show and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

SCHEDULE E

Subsidiaries

CM Insurance Company, Inc. (US-NY)
Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
Columbus McKinnon de Uruguay, S.A. (Uruguay)
Columbus McKinnon do Brazil Ltda. (Brazil)
Columbus McKinnon de Panama S.A. (Panama)
Crane Equipment & Service, Inc. (US-OK)
Société d’Exploitation des Raccords Gautier (France)
Yale Industrial Products, Inc. (US-DE)
Egyptian-American Crane Co. (40% Joint Venture) (Egypt)
Audubon Europe S.a.r.l. (Luxembourg)
Columbus McKinnon Limited (Canada)
Yale Industrial Products Ltd. (England)
Yale Industrial Products GmbH (Germany)
Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
Hangzhou LILA Lifting and Lashing Co. Ltd. (China)
Columbus McKinnon Hangzhou Industrial Co. Ltd. (China)
Columbus McKinnon Corporation Ltd. (England)
Columbus McKinnon France S.a.r.l. (France)
Columbus McKinnon Italia S.r.l. (Italy)
Yale Elevación Ibérica S.L. (Spain)
Yale Industrial Products Asia (Thailand) Co. Ltd.
Yale Industrial Products B.V. (The Netherlands)
Columbus McKinnon PTY, LTD (South Africa)
Yale Lifting & Mining Products (Pty.) Ltd. (25% Financial Interest) (South Africa)
Yale Engineering Products Pty. Ltd. (South Africa)
Yale Industrial Products GmbH (Austria)
Columbus McKinnon Hungary Kft. (Hungary)
Columbus McKinnon Russia LLC (Russia)
Pfaff Beteiligungs GmbH (Germany)
Pfaff Silberblau Hebezeugfabrik GmbH (Germany)
Alltec Antriebstechnik GmbH (Germany)
Dreier Transportgerate Lager-u. Betriebseinr GmbH (Germany)
Pfaff Silberblau Winden & Hebezuege GesmbH (Austria)
Pfaff Silberblau Benelux B.V (Netherlands)
Pfaff Silberblau Polska SP.z.o.o (Poland)
Pfaff Silberblau LTD, UK (England)
Pfaff Silberblau Hungaria Csorlok es Emeloszkozok KFT (Hungary)
Pfaff Silberblau Hebezeuge und Antriebstechnik AG (Switzerland)
Verkehrstechnik Beteiligungs Gmbh (Germany)
Verkehrstechnik Gmbh & Co. KG (Germany)